Exhibit 10.2

February 14, 2007

Branch Banking and Trust Company of South Carolina

P.O. Box 408

301 Main Street

Greenville, South Carolina 29602

Attention: Barry Maness

Re:	Amended and Restated Credit Agreement dated as of July 16, 2004 by and among ScanSource, Inc. and Netpoint International, Inc., as U.S. Borrowers, ScanSource Europe Limited and ScanSource UK Limited, as Non-U.S. Borrowers, the Initial Guarantors listed therein, Branch Banking and Trust Company of South Carolina, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, BB&T Capital Markets and Wachovia Bank, National Association, as Arrangers, and the Banks parties thereto, as amended (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given in the Credit Agreement.

Ladies and Gentlemen:

On October 26, 2006, the Company issued a press release announcing its financial results for the first quarter ended September 30, 2006. On January 25, 2007, the Company issued a press release announcing its financial results for the second quarter ended December 31, 2006. Copies of the press releases are available through the Company’s website at www.scansource.com. The financial results set forth in the October 26, 2006 press release and the January 25, 2007 press release are referred to herein collectively as the “Qualified Financial Results”.

As previously announced, the Company’s Board of Directors appointed a Special Committee, consisting entirely of independent directors, to conduct a review of the Company’s stock option grant practices and related accounting issues from the time of its initial public offering in 1994 to the present. On January 19, 2007 the Company filed a current report on Form 8K with the SEC to announce the findings of its Committee of the Board of Directors of the Company’s historical stock option grant practices. The Special Committee recommended that management determine the impact on the Company’s accounting for the option grants referenced in the findings and make appropriate adjustments and required disclosures. In that regard, the Company’s review of accounting issues raised by the findings is ongoing (the “Accounting Review”). The Qualified Financial Results included in the press releases do not reflect adjustments, if any, that may be required as a result of the Accounting Review. Pursuant to a letter dated November 7, 2006, the Borrower and Guarantors requested and obtained a waiver (the “November Waiver”) until February 15, 2007 relative to the delivery of the financial information, calculations and certifications required by Section 5.01(b) and Section 5.01(c) of the Credit Agreement (the “Non-Qualified November Deliverables”).

The Borrower and Guarantors may not be able to deliver the financial information, calculations and certifications required by Sections 5.01(b) and Section 5.01(c) of the Credit Agreement in respect of the Fiscal Quarters ending September 30, 2006 and December 31, 2006 prior to February 15, 2007. Accordingly, the Borrowers and Guarantors request that the Administrative Agent seek the consent of the Banks to the following: (1) that any Default or Event of Default arising from the Qualified Financial Results being subject to the impact, if any, of the pending Accounting Review shall not constitute a Default or Event of Default under the Credit Agreement so long as (i) the information and documentation required by Section 5.01(b) and Section 5.01(c) of the Credit Agreement (containing the qualifications required therein without qualification to the pending Accounting Review or otherwise) in respect of the Fiscal Quarters ending September 30, 2006 and December 31, 2006 are delivered on or before May 15, 2007 (the “Section 5.01 Waiver”); and (2) that the Applicable Margin and Applicable Non-Utilization Fee Rate shall be determined based upon the ratio of Consolidated Funded Debt to Consolidated EBITDA calculated on the basis of the Qualified Financial Results (in respect of the applicable Fiscal Quarter); provided that if, as a result of the Accounting Review, any adjustments to the information set forth in the Qualified Financial Results shall be necessary and if as a result thereof the Applicable Margin and the Applicable Non-Utilization Fee Rate for the Fiscal Quarters ending September 30, 2006 or December 31, 2006 (as determined based upon the Qualified Financial Results) shall be different from the Applicable Margin and the Applicable Non-Utilization Fee Rate for such applicable period determined after making the adjustments, if any, required by the Accounting Review, such redetermined Applicable Margin and Applicable Non-Utilization Fee Rate shall be effective retroactive to the Rate Determination Date for the applicable Fiscal Quarter (i.e., the Fiscal Quarter ending September 30, 2006 or December 31, 2006, as the case may be) and the Borrowers, the Administrative Agent and the Banks as applicable shall within ten days of such redetermination make a payment (in the case of amounts owing by the Borrowers to the Banks), or provide a credit applicable to future amounts payable by the Borrowers thereunder (in the case of amounts owing by the Banks to the Borrowers) equal to the difference between the interest, letter of credit fees, unused fees and other fees actually paid under the Credit Agreement and the interest, letter of credit fees, unused fees and other fees that would have been paid under the Credit Agreement had the Applicable Margin and the Applicable Non-Utilization Fee Rate as originally determined based upon the Qualified Financial Results been equal to the Applicable Margin and the Applicable Non-Utilization Fee Rate as redetermined after giving effect to the adjustments, if any, resulting from the Accounting Review. In the event the information and documentation required by Section 5.01(b) and Section 5.01(c) of the Credit Agreement (containing the qualifications required therein without qualification to the pending Accounting Review or otherwise) in respect of the Fiscal Quarters ending September 30, 2006 and December 31, 2006 are not delivered on or before May 15, 2007, an Event of Default shall be deemed to have occurred under the Credit Agreement effective as of May 15, 2007.

On February 15, 2007 the Borrowers and Guarantors shall pay to the Administrative Agent for the account of the Banks a waiver fee equal to $15,000.00. The Borrowers and Guarantors hereby agree to pay all expenses of the Administrative Agent including reasonable fees and disbursements of special counsel for the Administrative Agent in connection with the preparation of this letter agreement and any other documentation contemplated hereby.

The Borrowers and Guarantors represent and warrant that, after giving effect to this consent and letter agreement, the Borrowers and Guarantors are in compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists thereunder.

This waiver is limited to the Default and Event of Default caused solely by the Qualified November Deliverables being subject to the impact, if any, of the pending review by the Special Committee. The Administrative Agent and each Bank expressly reserves all of its respective rights and remedies with respect to any other present or any future Default or Event of Default arising under the Credit Agreement or any of the Loan Documents (including without limitation any Default or Event of Default that may arise as a result of any adjustments to the Qualified November Deliverables resulting from the review by the Special Committee). The Banks’ consent as herein requested shall not constitute (a) a future waiver of, or affect or diminish in any way, any of the Banks’ rights under the Credit Agreement or the other Loan Documents, (b) an amendment, modification or alteration of the Credit Agreement or the other Loan Documents, and (c) a course of dealing or a waiver of the Banks’ right to withhold its consent for any similar request in the future.

IN WITNESS WHEREOF, the parties hereto have caused this waiver to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

Very truly yours, SCANSOURCE, INC.

By:	/s/ Richard P. Cleys (SEAL)
Name:	Richard P. Cleys
Title:	VP and Chief Financial Officer

NETPOINT INTERNATIONAL, INC.

By:	/s/ Linda B. Davis (SEAL)
Name:	Linda B. Davis
Title:	VP and Treasurer

4100 QUEST, LLC

By:	ScanSource, Inc., its sole member

By:	/s/ Richard P. Cleys (SEAL)
Name:	Richard P. Cleys
Title:	VP and Chief Financial Officer

PARTNER SERVICES, INC.

By:	/s/ Linda B. Davis (SEAL)
Name:	Linda B. Davis
Title:	VP and Treasurer

SCANSOURCE EUROPE LIMITED

By:	/s/ Linda B. Davis (SEAL)
Name:	Linda B. Davis
Title:	Director

SCANSOURCE UK LIMITED

By:	/s/ Linda B. Davis (SEAL)
Name:	Linda B. Davis
Title:	Director

CONSENT

Re: Amended and Restated Credit Agreement dated as of July 16, 2004 by and among ScanSource, Inc. and Netpoint International, Inc., as U.S. Borrowers, ScanSource Europe Limited and ScanSource UK Limited, as Non-U.S. Borrowers, the Initial Guarantors listed therein, Branch Banking and Trust Company of South Carolina, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent and an Other Currency Lender, BB&T Capital Markets and Wachovia Bank, National Association, as Arrangers, and the Banks parties thereto, as amended (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given in the Credit Agreement.

The undersigned Banks consent to the Section 5.01 Waiver (as defined in the attached letter) and the other matters set forth in the letter from the Borrowers and Guarantors to the Administrative Agent dated as of February 14, 2007 and attached hereto.

BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Administrative Agent, U.S. Dollar Issuing Bank, Other Currency Issuing Bank and as a Bank

By:	/s/ Barry Maness (SEAL)
Name:	Barry Maness
Title:	Senior Vice President

:

WACHOVIA BANK, NATIONAL ASSOCIATION, as an Other Currency Lender, Other Currency Issuing Bank and a Bank,

By:	/s/ Lee R. Gray (SEAL)
Name:	Lee R. Gray
Title:	Senior Vice President

:

FIFTH THIRD BANK

By:	/s/ Jennifer Schwartz (SEAL)
Name:	Jennifer Schwartz
Title:	AVP

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Rotcher Watkins (SEAL)
Name:	Rotcher Watkins
Title:	Senior Vice President

CAPITAL ONE, N.A.

By:	/s/ Kristine Sinon (SEAL)
Name:	Kristine Sinon
Title:	AVP / Portfolio Manager